Exhibit 10.1

Second Supplemental Agreement to the Joint Venture Contract on Incorporation of Chongqing Alpha and Omega Semiconductor Limited (“Joint Venture”)

This supplemental agreement (“Agreement”) is entered into by and among the following parties in Chongqing and becomes effective on July 11, 2018 (“Date of Effectiveness”):

1.	Alpha and Omega Semiconductor Limited (“AOS”), a company duly incorporated under the laws of Bermuda;

2.	Alpha & Omega Semiconductor (Shanghai) Ltd. (“AOS SH”), a company duly incorporated in Shanghai, China under the laws of the People’s Republic of China (“China”);

3.	Agape Package Manufacturing (Shanghai) Ltd. (“APM SH”), a company duly incorporated in Shanghai, China under the laws of China;

4.	Chongqing Strategic Emerging Industry Equity Investment Fund Partnership (LP) (“Strategic Industry Fund”), a partnership duly organized in Chongqing under the laws of China; and

5.	Chongqing Liangjiang New Area Strategic Emerging Industry Equity Investment Fund Partnership (LP) (“Liangjiang Strategic Fund”), a partnership duly organized in Chongqing under the laws of China.
The parties are hereinafter collectively referred to as the “Parties” and individually as a “Party”.

Whereas,

1.
The Parties have executed the Joint Venture Contract on Incorporation of Chongqing Alpha and Omega Semiconductor Limited (“Joint Venture”) (“Joint Venture Contract”) and the Supplemental Agreement to the Joint Venture Contract on Incorporation of Chongqing Alpha and Omega Semiconductor Limited (“Joint Venture”) (“Supplemental Agreement”); they also signed the Articles of Association of the Joint Venture (“Articles of Association”), which is now in effect, on March 13, 2018; and

2.	In order to successfully establish the Joint Venture and put it to operation, the Parties intend to increase the investment in the Joint Venture upon consensus through negotiation.

For confirmation of the matters relating to investment increase in the Joint Venture, the Parties reach the following agreement upon consensus through negotiation:

1.	The total investment in the Joint Venture will increase to USD 500 million.

2.	The registered capital of the Joint Venture will increase to USD 355 million, and the additional contribution of USD 25 million will be subscribed by the following Party:

S/N	Contributor	Subscribed Capital Contribution (USD)	Form of Capital Contribution
1	AOS	25 million	In Cash
Total		25 million	——

3.
After the increases of the investment in the Joint Venture by the said Party, the registered capital of the Joint Venture will reach USD 355 million. The ownership structure and ratio of contributions will be as follows:

S/N	Contributors	Subscribed Capital Contribution (USD)	Forms of Capital Contribution	Ratio of Capital Contribution (%)
1	Chongqing Strategic Emerging Industry Equity Investment Fund Partnership	108 million	In Cash	30.423
2	Chongqing Liangjiang New Area Strategic Emerging Industry Equity Investment Fund Partnership	54 million	In Cash	15.211
3	Alpha & Omega Semiconductor (Shanghai) Ltd.	31 million	Packaging equipment	8.732
4	Agape Package Manufacturing (Shanghai) Ltd.	43 million	Packaging equipment	12.113
5	Alpha and Omega Semiconductor Limited	119 million	Patents and know-hows (USD 84 million); and in cash (USD 35 million)	33.521
Total		355 million	----	100

4.
AOS shall pay the subscribed registered capital in the amount of USD 25 million to the account of the Joint Venture by August 20, 2018 after the Date of Effectiveness. Each Party shall be obligated to procure the directors of the Joint Venture appointed thereby to attend in person, or through a proxy authorized thereby, the board meeting to deliberate the capital increase plan hereunder, and to approve the plan at the meeting or sign related written resolution of the board meeting to approve the plan.

AOS shall pay the subscribed capital contribution in full and in time according to the provisions hereof, to avoid the risk of default by the Joint Venture resulting from deferred capital increase.

5.	The Joint Venture shall amend the part of Articles of Association relating to the amount and ratio of capital contribution after this Agreement is executed.

6.
This Agreement shall constitute an integral part of the Joint Venture Contract. Where there is any inconsistency between this Agreement and the Joint Venture Contract, this Agreement shall prevail; for matters not covered herein, relevant provisions of the Joint Venture Contract shall apply.

7.	This Agreement shall become effective on the Date of Effectiveness after it is executed by the Parties.

8.	This Agreement shall be executed in ten (10) counterparts, with each Party holding one (1) counterpart and the Joint Venture holding five (5) counterparts.

[Signature page follows]

(Signature page of the Second Supplemental Agreement to the Joint Venture Contract for Chongqing Alpha and Omega Semiconductor Limited (“Joint Venture”))

This Agreement has been signed by the duly authorized representatives of the Parties in ten (10) counterparts in Chongqing, China.

Chongqing Strategic Emerging Industry Equity Investment Fund Partnership (LP)
By: /s/ Zhou Yibo
Name: Zhou Yibo
Title: Authorized representative of the Managing Partner
(Partnership seal)

Chongqing Liangjiang New Area Strategic Emerging Industry Equity Investment Fund Partnership (LP)
By: /s/ Zhu Jun
Name: Zhu Jun
Title: Representative of the Managing Partner
(Partnership seal)

Alpha and Omega Semiconductor Limited
By: /s/ Mike Fushing Chang
Name: Mike Fushing Chang
Title: Chairman of the Board

Alpha & Omega Semiconductor (Shanghai) Ltd.
By: /s/ Du Zhen
Name: Du Zhen
Title: Legal Representative
(Company seal)

Agape Package Manufacturing (Shanghai) Ltd.
By: /s/ Xue Bing
Name: Xue Bing
Title: Legal Representative
(Company seal)

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